INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM's REPORT


To the Board of Directors and Shareholders of The Blue & White Fund

We have audited the accompanying statement of assets and liabilities of The Blue & White Fund (the "Fund"), including the investment portfolio, as of August 31, 2004, and the related statement of operations for the year then ended, the statement of changes in net assets and financial highlights for the year then ended and for the period from February 3, 2003 (commencement of operations) to August 31, 2003. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2004, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Blue & White Fund as of August 31, 2004, the results of its operations for the year then ended, the statement of changes in its net assets and the financial highlights for the year then ended and for the period from February 3, 2003 (commencement of operations) to August 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP
Los Angeles, California
December 22, 2004